Ex 99.1

ATWOOD OCEANICS ANNOUNCES SENIOR MANAGEMENT PROMOTIONS

Houston, Texas

June 9, 2008

FOR IMMEDIATE RELEASE

ATWOOD OCEANICS, INC., (NYSE - ATW) a Houston-based International Drilling Contractor, announced the following senior management promotions:

          Alan Quintero – Senior Vice President – Operations
          Barry Smith – Vice President – Technical Services

          Randal Presley – Vice President – Administrative Services

Contact: Jim Holland
(281) 749-7804